UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2025

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NXDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 7, 2025, Nextdoor Holdings, Inc. (the “Company”) issued an investor update and press release (together, the “Investor Update and Press Release”) announcing its financial results for the second quarter ended June 30, 2025. The Company also announced that it would be holding a conference call on August 7, 2025 to discuss its financial results. Copies of the Investor Update and Press Release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
This information included in this Item 2.02 of this Current Report on Form 8-K and the exhibits hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it been deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On August 7, 2025, the Company announced a cost reduction plan to accelerate the Company’s focus and efficiency (the “Cost Reduction Plan”).
The Company currently estimates that it will incur one-time charges of approximately $5 million in connection with the Cost Reduction Plan, consisting primarily of cash expenditures for notice period and severance payments, employee benefits, and related costs. In addition, the Company expects to incur approximately $1 million in stock-based compensation expense relating to the acceleration of the vesting of equity awards in connection with the Cost Reduction Plan.

The Company expects that the majority of the charges will be incurred in the third quarter of 2025 and that the execution of the Cost Reduction Plan will be substantially complete by the end of the third quarter of 2025. The Company intends to exclude the charges associated with the Cost Reduction Plan from its non-GAAP financial measures.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process further in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Cost Reduction Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2025, Matt Anderson resigned from his position as the Chief Financial Officer and Treasurer of the Company, effective September 1, 2025 (the “Effective Date”). Mr. Anderson’s resignation is not the result of any disagreement regarding the Company’s operations, policies or practices. The Company is initiating a comprehensive search for a new Chief Financial Officer in partnership with an external search firm. In order to facilitate a smooth transition of his responsibilities and to assist the Company during its search for a new Chief Financial Officer, Mr. Anderson will remain with the Company as an advisor until the earlier of the Company’s employment of a new Chief Financial Officer or December 31, 2025.

Effective as of the Effective Date, Mr. Nirav Tolia will serve as the interim principal financial officer of the Company and Ms. Antoinette How, the Company’s current Corporate Controller, will be appointed Chief Accounting Officer and serve as the principal accounting officer of the Company. There is no arrangement or understanding between either of Mr. Tolia or Ms. How and any other persons pursuant to which each of Mr. Tolia and Ms. How was selected as an officer of the Company. Neither Mr. Tolia nor Ms. How is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. How, 49, has served as our Chief Accounting Officer since August 2025. Prior to that, Ms. How served as our Corporate Controller since January 2019. Prior to joining the Company, she was Vice President of Finance at Udemy, Inc., a global online learning platform, from March 2018 to December 2018, and previously held a number of roles of increasing responsibility, most recently Vice President of Finance, at OpenTable Inc., an online restaurant reservation service company, from 2008 to 2017. Ms. How earned a B.S. in Accounting from Fordham University. For information with respect to Mr. Tolia’s background and qualifications, see the section titled “Proposal No. 1: Election of Directors” in our Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 21, 2025.

The Company plans to enter into its standard form of indemnification agreement with Ms. How. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2021 and is incorporated by reference herein.

In connection with the foregoing, the Company intends to enter into an advisor agreement (the “Advisor Agreement”) with Mr. Anderson. As consideration for entering into the Advisor Agreement, the Company will extend the time period following the Effective Date during which Mr. Anderson may exercise any outstanding, vested shares underlying his outstanding option grants to the earlier of (a) June 30, 2026 or (b) immediately prior to the close of an Acquisition (as defined in the Company’s 2018 Equity Incentive Plan) or a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan). The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Q2 2025 Investor Update.
99.2	Press Release issued by Nextdoor Holdings, Inc., dated August 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: August 7, 2025	By:	/s/ Matt Anderson
Matt Anderson
Chief Financial Officer